FOR IMMEDIATE RELEASE

Investor Relations:	Media Relations:
Ed Lockwood	Becky Howland, Ph.D.
Sr. Director, Investor Relations	Sr. Director, Corporate Communications
(408) 875-9529	(408) 875-9350
ed.lockwood@kla.com	becky.howland@kla.com

KLA-TENCOR REPORTS FISCAL 2019 THIRD QUARTER RESULTS

•	Revenue of $1,097 million

•	Quarterly revenue at the upper end of the range of updated guidance

•	Non-GAAP EPS above the range of updated guidance

•	Closed Orbotech acquisition on February 20 with integration activities underway

MILPITAS, Calif., May 6, 2019 -KLA-Tencor Corporation (NASDAQ: KLAC) today announced operating results for its third quarter of fiscal year 2019, which ended on March 31, 2019, and reported GAAP net income attributable to KLA-Tencor of $193 million and GAAP earnings per diluted share attributable to KLA-Tencor of $1.23 on revenues of $1,097 million.

“KLA delivered strong results for the March quarter, finishing at the upper end or above the range of guidance for revenue, and GAAP and non-GAAP EPS,” commented Rick Wallace, president and CEO of KLA. “We achieved these results despite the challenging near-term demand environment, showcasing the resiliency of KLA’s business model, and the compelling value of our strategies focused on revenue diversification and operations excellence.”

“On February 20, we closed the merger with Orbotech, expanding our reach in the electronics value chain, opening $2 billion of new market opportunity to KLA, and enhancing our ability to serve new and existing customers who are exposed to fast-growing end markets, such as 5G infrastructure, smart mobile, and automotive,” continued Mr. Wallace. “Looking forward, we see extraordinary potential with this combination, including new opportunities for enhanced product offerings and meaningful cost synergies expected within the first 12-24 months.”

GAAP Results
	Q3 FY 2019	Q2 FY 2019	Q3 FY 2018
Revenues	$1,097 million	$1,120 million	$1,021 million
Net Income Attributable to KLA-Tencor	$193 million	$369 million	$307 million
Earnings per Diluted Share Attributable to KLA-Tencor	$1.23	$2.42	$1.95

Non-GAAP Results
	Q3 FY 2019	Q2 FY 2019	Q3 FY 2018
Net Income Attributable to KLA-Tencor	$283 million	$372 million	$318 million
Earnings per Diluted Share Attributable to KLA-Tencor	$1.80	$2.44	$2.02

Effective on the first day of fiscal 2019, the Company adopted Accounting Standards Update 2014-09, Revenue from Contracts with Customers (“ASC 606”). Prior periods were not retrospectively restated, and accordingly, the condensed consolidated unaudited balance sheet as of June 30, 2018, and the condensed consolidated unaudited statements of operations for the three and nine months ended March 31, 2018 and cash flows for the three months ended March 31, 2018 were prepared using accounting standards that were different than those in effect for the three and nine months ended March 31, 2019.
A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements included in this release. Non-GAAP results include the impact of recurring stock-based compensation, but exclude the impact of acquisitions or pending acquisitions, restructuring, severance, merger and other related charges and certain discrete tax items. KLA will discuss the results for its fiscal year 2019 third quarter, along with its outlook, on a conference call today beginning at 2:00 p.m. Pacific Time. A webcast of the call will be available at: www.kla.com.
About KLA:
KLA-Tencor Corporation (aka “KLA Corporation” or “KLA”) develops industry-leading equipment and services that enable innovation throughout the electronics industry. We provide advanced process control and process-enabling solutions for manufacturing wafers and reticles, integrated circuits, packaging, printed circuit boards and flat panel displays. In close collaboration with leading customers across the globe, our expert teams of physicists, engineers, data scientists and problem-solvers design solutions that move the world forward. Additional information may be found at www.kla.com (KLAC-F).

Use of Non-GAAP Financial Information:

The non-GAAP and supplemental information provided in this press release is a supplement to, and not a substitute for, KLA’s financial results presented in accordance with United States GAAP.
To supplement KLA’s condensed consolidated financial statements presented in accordance with GAAP, the company provides certain non-GAAP financial information, which is adjusted from results based on GAAP to exclude certain costs and expenses (benefits), as well as other supplemental information. The non-GAAP and supplemental information is provided to enhance the user’s overall understanding of KLA’s operating performance and its prospects in the future. Specifically, KLA believes that the non-GAAP information provides useful measures to both management and investors regarding financial and business trends relating to KLA’s financial performance by excluding certain costs and expenses (benefits) that the company believes are not indicative of its core operating results. The non-GAAP information is among the budgeting and planning tools that management uses for future forecasting. However, because there are no standardized or generally accepted definitions for most non-GAAP financial metrics, definitions of non-GAAP financial metrics (for example, determining which costs and expenses (benefits) to exclude when calculating such a metric) are inherently subject to significant discretion. As a result, non-GAAP financial metrics may be defined very differently from company to company, or even from period to period within the same company, which can potentially limit the usefulness of such information to an investor. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with United States GAAP.

KLA-Tencor Corporation
Condensed Consolidated Unaudited Balance Sheets

(In thousands)	March 31, 2019	June 30, 2018
ASSETS
Cash, cash equivalents and marketable securities	$1,897,268	$2,880,318
Accounts receivable, net	958,021	651,678
Inventories	1,317,260	931,845
Other current assets	270,079	85,159
Land, property and equipment, net	411,852	286,306
Goodwill	2,172,902	354,698
Deferred income taxes, non-current	205,820	193,200
Purchased intangible assets, net	1,694,313	19,333
Other non-current assets	260,090	236,082
Total assets	$9,187,605	$5,638,619
LIABILITIES, NON-CONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$206,248	$169,354
Deferred system revenue	228,745	—
Deferred service revenue	182,119	69,255
Deferred system profit	—	279,581
Current portion of long-term debt	249,997	—
Other current liabilities	833,747	696,080
Total current liabilities	1,700,856	1,214,270
Non-current liabilities:
Long-term debt	3,172,649	2,237,402
Deferred tax Liability	762,303	1,197
Deferred service revenue	90,610	71,997
Other non-current liabilities	575,599	493,242
Total liabilities	6,302,017	4,018,108
Stockholders’ equity:
Common stock and capital in excess of par value	1,989,914	617,999
Retained earnings	928,086	1,056,445
Accumulated other comprehensive income (loss)	(68,907)	(53,933)
Total KLA-Tencor stockholders' equity	2,849,093	1,620,511
Non-controlling interest in consolidated subsidiary	36,495	—
Total stockholders’ equity	2,885,588	1,620,511
Total liabilities and stockholders’ equity	$9,187,605	$5,638,619

KLA-Tencor Corporation
Condensed Consolidated Unaudited Statements of Operations

	Three months ended March 31,		Nine months ended March 31,
(In thousands, except per share amounts)	2019	2018	2019	2018
Revenues:
Product	$793,224	$797,797	$2,474,652	$2,320,171
Service	304,087	223,497	835,817	646,526
Total revenues	1,097,311	1,021,294	3,310,469	2,966,697
Costs and expenses:
Costs of revenues	486,945	368,356	1,276,592	1,068,475
Research and development	184,887	153,239	504,320	456,626
Selling, general and administrative	182,184	113,237	409,084	325,934
Interest expense and other, net	21,905	20,479	55,552	66,220
Income before income taxes	221,390	365,983	1,064,921	1,049,442
Provision for income taxes	28,745	59,102	107,232	595,944
Net income	192,645	306,881	957,689	453,498
Less: Net loss attributable to non-controlling interest	(83)	—	(83)	—
Net income attributable to KLA-Tencor	$192,728	$306,881	$957,772	$453,498
Net income per share attributable to KLA-Tencor:
Basic	$1.23	$1.96	$6.20	$2.90
Diluted	$1.23	$1.95	$6.17	$2.88
Weighted-average number of shares:
Basic	156,349	156,221	154,561	156,547
Diluted	157,182	157,201	155,310	157,539

KLA-Tencor Corporation
Condensed Consolidated Unaudited Statements of Cash Flow

	Three months ended
	March 31,
(In thousands)	2019	2018
Cash flows from operating activities:
Net income	$192,645	$306,881
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	73,445	16,283
Loss (gain) on unrealized foreign exchange and other	73	(338)
Share of net earnings of equity method investee	—	—
Stock-based compensation expense	34,193	16,210
Changes in assets and liabilities, net of assets acquired and liabilities assumed in business acquisitions:
Accounts receivable	(72,796)	91,370
Inventories	(1,893)	(60,487)
Other assets	(3,068)	(66,014)
Accounts payable	(590)	19,183
Deferred system revenue	32,105	—
Deferred service revenue	(15,371)	—
Deferred system profit	—	9,968
Other liabilities	(75,149)	19,551
Net cash provided by operating activities	163,594	352,607
Cash flows from investing activities:
Acquisition of non-marketable securities	(630)	—
Businesses acquisitions, net of cash acquired	(1,806,496)	—
Capital expenditures	(25,956)	(14,994)
Purchases of available-for-sale securities	—	(112,661)
Proceeds from sale of available-for-sale securities	40,920	58,429
Proceeds from maturity of available-for-sale securities	60,298	97,809
Purchases of trading securities	(30,328)	(34,370)
Proceeds from sale of trading securities	27,289	31,681
Net cash (used in) provided by investing activities	(1,734,903)	25,894
Cash flows from financing activities:
Proceeds from issuance of debt, net of issuance costs	1,186,263	—
Proceeds from revolving credit facility, net of debt issuance costs	900,000	—
Repayment of debt	(902,474)	(25,000)
Issuance of common stock	—	(8)
Tax withholding payments related to equity awards	(381)	(428)
Common stock repurchases	(200,029)	(84,724)
Payment of contingent consideration payable	(513)	—
Payment of dividends to stockholders	(113,581)	(92,128)
Net cash provided by (used in) financing activities	869,285	(202,288)
Effect of exchange rate changes on cash and cash equivalents	205	6,075
Net (decrease) increase in cash and cash equivalents	(701,819)	182,288
Cash and cash equivalents at beginning of period	1,793,982	1,073,394
Cash and cash equivalents at end of period	$1,092,163	$1,255,682
Supplemental cash flow disclosures:
Income taxes paid	$51,885	$74,314
Interest paid	$3,856	$2,330
Non-cash activities:
Issuance of common stock for the acquisition of Orbotech Ltd. - financing activities	$1,330,786	$—
Contingent consideration payable - financing activities	$6,740	$—
Dividends payable - financing activities	$6,494	$8,408
Unsettled common stock repurchase - financing activities	$5,988	$—
Accrued debt issuance costs - financing activities	$2,530	$—
Accrued purchase of land, property and equipment - investing activities	$6,370	$9,728

KLA-Tencor Corporation
Condensed Consolidated Unaudited Supplemental Information
(In thousands, except per share amounts)
Reconciliation of GAAP Net Income to Non-GAAP Net Income

		Three months ended			Nine months ended
		March 31, 2019	December 31, 2018	March 31, 2018	March 31, 2019	March 31, 2018
GAAP net income attributable to KLA-Tencor		$192,728	$369,100	$306,881	$957,772	$453,498
Adjustments to reconcile GAAP net income to non-GAAP net income:
Acquisition-related charges	a	103,755	4,281	7,413	113,587	10,608
Merger-related charges	b	—	—	—	—	3,015
Income tax effect of non-GAAP adjustments	c	(21,127)	(276)	(343)	(21,713)	(2,407)
Discrete tax items	d	7,482	(765)	4,184	(10,389)	446,078
Non-GAAP net income attributable to KLA-Tencor		$282,838	$372,340	$318,135	$1,039,257	$910,792
GAAP net income (loss) per diluted share attributable to KLA-Tencor		$1.23	$2.42	$1.95	$6.17	$2.88
Non-GAAP net income per diluted share attributable to KLA-Tencor		$1.80	$2.44	$2.02	$6.69	$5.78
Shares used in diluted shares calculation		157,182	152,648	157,201	155,310	157,539
Pre-tax impact of GAAP to non-GAAP adjustments included in Condensed Consolidated Unaudited Statements of Operations

Acquisition- related charges
Three months ended March 31, 2019
Costs of revenues	$47,659
Research and development	3,328
Selling, general and administrative	52,768
Total in three months ended March 31, 2019	$103,755
Three months ended December 31, 2018
Costs of revenues	$967
Selling, general and administrative	3,314
Total in three months ended December 31, 2018	$4,281
Three months ended March 31, 2018
Costs of revenues	$1,122
Selling, general and administrative	6,291
Total in three months ended March 31, 2018	$7,413

To supplement our condensed consolidated financial statements presented in accordance with GAAP, we provide certain non-GAAP financial information, which is adjusted from results based on GAAP to exclude certain costs and expenses, as well as other supplemental information. The non-GAAP and supplemental information is provided to enhance the user’s overall understanding of our operating performance and our prospects in the future. Specifically, we believe that the non-GAAP information provides useful measures to both management and investors regarding financial and business trends relating to our financial performance by excluding certain costs and expenses that we believe are not indicative of our core operating results. The non-GAAP information is among the budgeting and planning tools that management uses for future forecasting. However, because there are no standardized or generally accepted definitions for most non-GAAP financial metrics, definitions of non-GAAP financial metrics (for example, determining which costs and expenses to exclude when calculating such a metric) are inherently subject to significant discretion. As a result, non-GAAP financial metrics may be defined very differently from company to company, or even from period to period within the same company, which can potentially limit the usefulness of such information to an investor. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with United States GAAP.

a.
Acquisition-related charges primarily include amortization of intangible assets and other acquisition-related adjustments including adjustments for the fair valuation of inventory and backlog, certain employee compensation arrangements, acceleration of certain stock-based compensation arrangements, and transaction costs associated with our acquisitions, primarily Orbotech. Management believes that the expense associated with the amortization of acquisition-related intangible assets is appropriate to be excluded because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have short lives, and exclusion of these expenses allows comparisons of operating results that are consistent over time for both KLA’s newly acquired and long-held businesses. Management believes that the other acquisition-related expenses are appropriate to be excluded because such costs would not have otherwise been incurred in the periods presented. Management believes excluding these items helps investors compare our operating performances with our results in prior periods as well as with the performance of other companies.

b.
Merger-related charges associated with the terminated merger agreement between KLA and Lam Research Corporation (“Lam”) primarily includes employee retention-related expenses and other costs. Management believes that it is appropriate to exclude these items as they are not indicative of ongoing operating results and therefore limit comparability and excluding these items helps investors compare our operating performance with our results in prior periods as well as with the performance of other companies.

c.
Income tax effect of non-GAAP adjustments includes the income tax effects of the excluded items noted above. Management believes that it is appropriate to exclude the tax effects of the items noted above in order to present a more meaningful measure of non-GAAP net income.

d.
Discrete tax items include charges associated with the acquisition of Orbotech as well as the income tax effects of an income tax expense from the enacted tax reform legislation through the Tax Cuts and Jobs-Act (the “Act”), which was signed into law on December 22, 2017, of which the impact is primarily related to the provisional tax amounts recorded for the transition tax on accumulated foreign earnings and the re-measurement of certain deferred tax assets and liabilities as a result of the enactment of the Act. Management believes excluding these items helps investors compare our operating performance with our results in prior periods as well as with the performance of other companies.